Exhibit 99.1

For Immediate Release

SL Industries Announces 2014 Full Year and Fourth Quarter Results

MT. LAUREL, NEW JERSEY, March 17, 2015 . . . SL INDUSTRIES, INC. (NYSE MKT: SLI); (“SLI” or the “Company”) operating results for the fourth quarter and year ended December 31, 2014 are summarized in the following paragraphs. Please read the Company's Form 10-K, which can be found at www.slindustries.com, for a full discussion of the operating results.

Fourth Quarter Results

Net sales for the quarter ended December 31, 2014 were $53.3 million compared with net sales for the quarter ended December 31, 2013 of $47.6 million.

Income from continuing operations for the quarter ended December 31, 2014 was $3.6 million, or $0.86 per diluted share, compared to income from continuing operations of $0.2 million, or $0.04 per diluted share, for the quarter ended December 31, 2013. Income from continuing operations for the quarter ended December 31, 2013 included a $5.1 million ($3.2 million, net of tax) non-cash goodwill impairment charge related to the TEAL reporting unit, which is part of the High Power Group segment. The goodwill impairment charge affected earnings by $0.76 per diluted share.

Net income for the quarter ended December 31, 2014 was $7.9 million, or $1.89 per diluted share, compared to net income of $0.3 million, or $0.07 per diluted share, for the quarter ended December 31, 2013. Net income for the quarter ended December 31, 2014 included income from discontinued operations of $4.3 million, or $1.03 per diluted share, compared to income from discontinued operations of $0.2 million, or $0.03 per diluted share, for the fourth quarter of 2013.

As previously announced, the Company entered into a stock purchase agreement to sell all of the  outstanding equity interests of RFL Electronics Inc. (“RFL”) for $20.3 million in cash, which included a working capital adjustment and is subject to certain potential reductions as provided in the stock purchase agreement. The closing of the sale occurred on November 17, 2014. The results of operations of RFL including the gain on the sale have been reported as part of discontinued operations in the Company’s consolidated financial statements for all periods presented, and are not reflected in the discussion of the Company’s continuing operations and in the tables below.

The Company generated EBITDA from continuing operations of $5.5 million for the fourth quarter of 2014, as compared to $0.8 million for the same period in 2013, an increase of $4.7 million. The Company generated Adjusted EBITDA from continuing operations of $6.0 million for the fourth quarter of 2014, compared to $5.8 million for the same period in 2013, for an increase of $0.2 million, or 3%.  See “Note Regarding Use of Non-GAAP Financial Measurements” below for the definitions of EBITDA and Adjusted EBITDA.

Full Year Results

Net sales for the year ended December 31, 2014 were $204.4 million compared with net sales for the year ended December 31, 2013 of $184.7 million.

Income from continuing operations for the year ended December 31, 2014 was $14.2 million, or $3.39 per diluted share, compared to income from continuing operations of $7.5 million, or $1.79 per diluted share, for the year ended December 31, 2013. The Company’s income from continuing operations was negatively impacted by the Company’s effective tax rate recorded during 2014 as compared to 2013. The increase in the effective tax rate recorded during 2014 was primarily due to the amount of the federal research and development tax credits available in 2014 as compared to 2013, as well as a change in estimate related to the federal and state research and development tax credits which was recognized during the third quarter of 2014.

Net income for the year ended December 31, 2014 was $18.9 million, or $4.51 per diluted share, compared to net income of $8.2 million, or $1.97 per diluted share, for the year ended December 31, 2013. Net income for the year ended December 31, 2014 included income from discontinued operations of $4.7 million, or $1.12 per diluted share, compared to income from discontinued operations of $0.8 million, or $0.18 per diluted share, for the year ended December 31, 2013.

The Company generated EBITDA from continuing operations of $23.6 million for the year ended 2014, as compared to $12.2 million for the same period in 2013. The Company generated Adjusted EBITDA from continuing operations of $24.0 million for the year ended 2014, as compared to $18.6 million for the same period in 2013, an increase of $5.4 million, or 29%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of EBITDA and Adjusted EBITDA.

Guidance 2015

The Company anticipates, based on current information, full-year 2015 net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $189 million to $231 million, $21.0 million to $27.0 million, and $22.0 million to $28.0 million, respectively. The Company's outlook for the first quarter of 2015 is net sales, EBITDA, and Adjusted EBITDA from continuing operations in the ranges of $44 million to $49 million, $4.5 million to $5.0 million, and $4.8 million to $5.3 million, respectively.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$31,950	$7,163
Receivables, net	33,966	30,765
Inventories, net	23,597	22,963
Other current assets	10,856	9,972
Total current assets	100,369	70,863
Property, plant and equipment, net	8,070	10,790
Intangible assets, net	16,860	20,012
Other assets and deferred charges, net	6,477	11,669
Total assets	$131,776	$113,334

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$44,249	$33,812
Long-term liabilities	10,206	20,347
Shareholders' equity	77,321	59,175
Total liabilities and shareholders' equity	$131,776	$113,334

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands, except per share amounts)

Net sales	$53,277	$47,644	$204,417	$184,658
Cost and expenses:
Cost of products sold	37,098	32,604	138,794	126,432
Engineering and product development	2,599	2,287	11,041	11,340
Selling, general and administrative	8,332	7,178	32,337	29,586
Depreciation and amortization	612	508	2,220	2,010
Restructuring charges	-	-	463	-
Goodwill impairment	-	5,055	-	5,055
Total cost and expenses	48,641	47,632	184,855	174,423
Income from operations	4,636	12	19,562	10,235

Other income (expense):
Amortization of deferred financing costs	(29)	(23)	(94)	(83)
Interest income	8	1	13	12
Interest expense	(6)	(15)	(27)	(61)
Other gain (loss), net	234	270	1,769	(78)
Income from continuing operations before income taxes	4,843	245	21,223	10,025
Income tax provision	1,211	90	7,043	2,547
Income from continuing operations	3,632	155	14,180	7,478
Income from discontinued operations, net of tax	4,313	152	4,715	762
Net income	$7,945	$307	$18,895	$8,240

Basic net income per common share
Income from continuing operations	$0.88	$0.04	$3.43	$1.81
Income from discontinued operations, net of tax	1.04	0.03	1.14	0.18
Net income	$1.92	$0.07	$4.57	$1.99

Diluted net income per common share
Income from continuing operations	$0.86	$0.04	$3.39	$1.79
Income from discontinued operations, net of tax	1.03	0.03	1.12	0.18
Net income	$1.89	$0.07	$4.51	$1.97

Shares used in computing basic net income per common share	4,145	4,123	4,139	4,138

Shares used in computing diluted net income per common share	4,213	4,165	4,187	4,184

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Net income	$7,945	$307	$18,895	$8,240
Other comprehensive income, net of tax:
Foreign currency translation	(170)	65	(366)	180
Net unrealized gain on available-for-sale securities	-	889	-	1,094
Net unrealized gain reclassified into income on sale of available-for-sale securities	-	-	(1,094)	-
Comprehensive income	$7,775	$1,261	$17,435	$9,514

Segment Results

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)
Net sales
SLPE	$20,089	$19,827	$74,593	$78,177
High Power Group	20,871	17,656	85,332	68,752
SL-MTI	12,317	10,161	44,492	37,729
Net sales	53,277	47,644	204,417	184,658

Income from operations
SLPE	2,014	2,262	7,217	6,558
High Power Group	2,499	(3,390)	12,175	2,206
SL-MTI	2,024	2,440	7,170	7,202
Unallocated Corporate Expenses	(1,901)	(1,300)	(7,000)	(5,731)
Income from operations	4,636	12	19,562	10,235

Other income (expense):
Amortization of deferred financing costs	(29)	(23)	(94)	(83)
Interest income	8	1	13	12
Interest expense	(6)	(15)	(27)	(61)
Other gain (loss), net	234	270	1,769	(78)
Income from continuing operations before income taxes	$4,843	$245	$21,223	$10,025

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)

Income from continuing operations, net of tax	$3,632	$155	$14,180	$7,478

Add (deduct):
Interest income	(8)	(1)	(13)	(12)
Interest expense	6	15	27	61
Income tax provision	1,211	90	7,043	2,547
Depreciation and amortization	612	508	2,220	2,010
Amortization of deferred financing costs	29	23	94	83
EBITDA from continuing operations	5,482	790	23,551	12,167

(Gain) on sale of available-for-sale securities	-	-	(1,691)	-
(Gain) on sale of China land rights	(892)	-	(892)	-
Unrealized loss (gain) on foreign exchange contracts	658	(258)	825	90
Non-cash stock-based compensation expense	243	99	768	545
Restructuring costs	-	-	463	-
Recognition of non-cash inventory purchase accounting adjustment	26	-	266	-
Direct acquisition costs	-	-	146	-
Goodwill impairment	-	5,055	-	5,055
China work stoppage costs	-	13	-	675
Environmental regulatory change	-	97	-	97
Other costs	524	-	524	-
Adjusted EBITDA from continuing operations	$6,041	$5,796	$23,960	$18,629

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”.  The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including     gain on sale of available-for-sale securities, gain on sale of China land rights, unrealized loss (gain) on foreign exchange contracts, non-cash stock-based compensation expense, restructuring costs, the recognition of a non-cash inventory purchase accounting adjustment related to the Dynetic Systems, Inc. acquisition, direct acquisition costs, non-cash goodwill impairment expense, work stoppage costs, costs associated with an environmental regulatory change, and certain other non-recurring items. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company's Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company's interest income and interest expense;
•	EBITDA and Adjusted EBITDA do not reflect the Company's income tax expense or the cash requirements to pay its income taxes;
•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement;

•	EBITDA and Adjusted EBITDA do not include the amortization of deferred financing costs;
•	EBITDA and Adjusted EBITDA do not include discontinued operations;
•	Adjusted EBITDA does not include gain on sale of available-for-sale securities;
•	Adjusted EBITDA does not include gain on sale of China land rights;
•	Adjusted EBITDA does not include loss (gain), realized or unrealized, on foreign exchange contracts;
•	Adjusted EBITDA does not include non-cash charges for stock-based compensation;
•	Adjusted EBITDA does not include restructuring charges;
•	Adjusted EBITDA does not include the recognition of a non-cash inventory purchase accounting adjustment related to the Dynetic Systems, Inc. acquisition;
•	Adjusted EBITDA does not include direct acquisition costs;
•	Adjusted EBITDA does not include non-cash charges for goodwill impairment;
•	Adjusted EBITDA does not include work stoppage costs;
•	Adjusted EBITDA does not include environmental regulatory change costs from continuing operations;
•	Adjusted EBITDA does not include certain other non-recurring items.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth above.  Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Net sales and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SLI's current expectations and projections about its future results, performance, prospects, and opportunities. SLI has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Although SLI believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Except as otherwise required by Federal securities laws, SLI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Contact
SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail:  louis.belardi@slindustries.com
Phone:  856.727.1500  x 5525